Exhibit 99.1

News Release

The Hillman Companies, Inc. Reports First Quarter 2018 Financial Results

CINCINNATI, May 2, 2018 -- The Hillman Companies, Inc. (NYSE-AMEX: HLM.PR) (the “Company” or “Hillman”) reported today financial results for its first quarter ended March 31, 2018.

First Quarter Highlights:

•	Net sales increased 10.0% to $207.6 million compared to prior year net sales of $188.8 million

•	Income from operations was $9.1 million compared to the prior year income from operations of $3.1 million

•	Loss before income taxes was $7.5 million compared to the prior year pre-tax loss of $12.4 million

•	Adjusted EBITDA[1] increased 2.5% to $26.2 million compared to the prior year Adjusted EBITDA[1] of $25.5 million

•	Net working capital (current assets minus current liabilities) was $189.6 million at March 31, 2018 compared to $214.0 million at April 1, 2017

•	Net cash provided by (used for) operating activities was $2.4 million compared to the prior year of $(4.6) million

“We had a strong start to fiscal year 2018 with top line growth of 10.0% as we benefited from the acquisition of ST Fastening Systems in late 2017, as well as the rollout of our key program to a significant new customer,” commented Greg Gluchowski, President and CEO.  “Operationally, integration activities are well underway with ST Fastening Systems, and our teams continued delivering superior customer service through the first quarter of 2018.”

In addition, the Company expects to pursue a refinancing of some of its outstanding debt securities. Completion of any refinancing transaction is subject to uncertainties, including market conditions and other factors and there can be no assurance that the Company will be able to complete a refinancing transaction on the anticipated terms or at all.

Conference Call Information
Date/Time: 8:30 a.m. EDT, Wednesday, May 2, 2018
Dial-In for U.S. and Canada: 1-888-346-3470
Conference call ID number: The Hillman Companies

Replay - Conference Call
Date/Time: Available until 8:00 a.m. EDT, Wednesday, May 9, 2018
Dial-In for U.S. and Canada: 1-877-344-7529
Conference call ID number: 10120108
Webcast link: http://www.hillmangroup.com

1 Adjusted EBITDA is a non-GAAP financial measures. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

Forward-Looking Statements

This press release includes certain statements related to acquisitions, refinancing, capital expenditures, resolution of pending litigation, and realization of deferred tax assets that involve substantial risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions.

These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. Instead, forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions that may cause our strategy, planning, actual results, levels of activity, performance, or achievements to be materially different from any strategy, planning, future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those currently anticipated as a result of a number of factors, including the risks and uncertainties discussed under the caption “Risk Factors” set forth in Item 1A of our annual report filed on Form 10-K. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this press release; they should not be regarded as a representation by the Company or any other individual. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this press release might not occur or might be materially different from those discussed.

The Hillman Companies, Inc.

Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 26,000 customers. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency.

For more information on the Company, please visit our website at http://www.hillmangroup.com or call Investor Relations at (513) 851-4900, ext. 60292

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statement of Comprehensive Income (Loss), GAAP Basis
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended March 31, 2018	Thirteen Weeks Ended April 1, 2017
Net sales	$207,595	$188,779
Cost of sales (exclusive of depreciation and amortization shown separately below)	109,590	101,594
Selling, general and administrative expenses	71,076	66,546
Depreciation	8,942	8,718
Amortization	9,723	9,472
Management fees to related party	128	133
Other income	(981)	(784)
Income from operations	9,117	3,100
Interest expense, net	13,571	12,477
Interest expense on junior subordinated debentures	3,152	3,152
Investment income on trust common securities	(95)	(95)
Loss before income taxes	(7,511)	(12,434)
Income tax expense (benefit)	2,806	(5,750)
Net loss	$(10,317)	$(6,684)
Net loss from above	$(10,317)	$(6,684)
Other comprehensive income:
Foreign currency translation adjustments	(3,039)	2,038
Total other comprehensive (loss) income	(3,039)	2,038
Comprehensive loss	$(13,356)	$(4,646)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	March 31, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$5,234	$9,937
Accounts receivable, net of allowances of $917 ($1,121 - 2017)	84,797	78,994
Inventories, net	240,241	219,479
Other current assets	7,071	11,850
Total current assets	337,343	320,260
Property and equipment, net of accumulated depreciation of $103,964 ($98,674 - 2017)	164,780	153,143
Goodwill	619,976	620,503
Other intangibles, net of accumulated amortization of $142,275 ($132,659 - 2017)	682,904	693,195
Other assets	9,455	12,116
Total assets	$1,814,458	$1,799,217
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$101,079	$74,051
Current portion of debt and capital leases	5,696	5,706
Accrued expenses:
Salaries and wages	12,475	9,784
Pricing allowances	4,709	5,908
Income and other taxes	3,571	4,146
Interest	4,549	9,717
Other accrued expenses	15,637	19,911
Total current liabilities	147,716	129,223
Long term debt	1,004,292	989,674
Deferred income taxes, net	148,706	145,728
Other non-current liabilities	7,051	7,189
Total liabilities	$1,307,765	$1,271,814
Commitments and contingencies
Stockholder's Equity:
Preferred stock, $.01 par, 5,000 shares authorized, none issued or outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Additional paid-in capital	552,020	551,518
(Accumulated deficit) retained earnings	(15,751)	2,422
Accumulated other comprehensive loss	(29,576)	(26,537)
Total stockholder's equity	506,693	527,403
Total liabilities and stockholder's equity	$1,814,458	$1,799,217

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended March 31, 2018	Thirteen Weeks Ended April 1, 2017
Cash flows from operating activities:
Net loss	$(10,317)	$(6,684)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,665	18,190
Deferred income taxes	3,068	(5,888)
Deferred financing and original issue discount amortization	616	642
Stock-based compensation expense	487	598
Other non-cash interest and change in value of interest rate swap	(1,057)	(459)
Changes in operating items:
Accounts receivable	(5,752)	(6,711)
Inventories	(22,208)	(11,624)
Other assets	(346)	(1,720)
Accounts payable	27,423	13,097
Other accrued liabilities	(8,160)	(4,027)
Net cash provided by (used for) operating activities	2,419	(4,586)
Cash flows from investing activities:
Capital expenditures	(20,994)	(10,386)
Net cash used for investing activities	(20,994)	(10,386)
Cash flows from financing activities:
Repayments of senior term loans	(1,375)	(1,375)
Borrowings on revolving credit loans	22,500	4,286
Repayments of revolving credit loans	(7,000)	—
Principal payments under capitalized lease obligations	(42)	(54)
Net cash provided by financing activities	14,083	2,857
Effect of exchange rate changes on cash	(211)	(7)
Net decrease in cash and cash equivalents	(4,703)	(12,122)
Cash and cash equivalents at beginning of period	9,937	14,106
Cash and cash equivalents at end of period	$5,234	$1,984
Supplemental disclosure of cash flow information:
Interest paid on junior subordinated debentures, net	$3,057	$3,057
Interest paid	18,343	17,014
Income taxes paid	417	52

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Reconciliation Statement, Non-GAAP Basis
(dollars in thousands)
Unaudited

EBITDA and Adjusted EBITDA are not measures made in accordance with U.S. generally accepted accounting principles (“GAAP”), and as such, should not be considered a measure of financial performance or condition, liquidity, or profitability. It should not be considered an alternative to GAAP-based net income or income from operations or operating cash flows. Further, because not all companies use identical calculations, amounts reflected by Hillman as EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is included to satisfy a reporting obligation under our indenture. Adjusted EBITDA as presented herein does not include certain adjustments and pro forma run rate measures contemplated by our senior secured credit facilities and our indenture and may also include additional adjustments that were not applicable at the time of the offering of the senior notes governed by our indenture. Adjusted EBITDA is also one of the performance criteria for the Company's annual performance-based bonus plan. The reconciliation of Net Loss to Adjusted EBITDA is presented below.

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 31,	April 1,
	2018	2017
Net loss	$(10,317)	$(6,684)
Income tax provision (benefit)	2,806	(5,750)
Interest expense, net	13,571	12,477
Interest expense on junior subordinated debentures	3,152	3,152
Investment income on trust common securities	(95)	(95)
Depreciation	8,942	8,718
Amortization	9,723	9,472
EBITDA	27,782	21,290

Stock compensation expense	487	598
Management fees	128	133
Acquisition and integration expense	94	—
Restructuring and other costs (1)	2,846	3,611
Anti-dumping duties	(4,128)	350
Mark-to-market adjustment on interest rate swaps	(1,057)	(459)
Adjusted EBITDA	$26,152	$25,523

1.
Includes restructuring and other costs associated with the implementation of a new pricing program, restructuring our network of facilities in Canada, and start up costs for the hub facility located on the U.S. West Coast.